UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 13, 2006

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officer: Election of Directors; Appointment of Principal Officers.

On October 13, 2006, Denny's Corporation (the "Company") announced a corporate restructuring designed to enable the Company to continue its focus on operational excellence while promoting future growth.  Among the new aspects of the focused organizational structure is the creation of the position of Chief Operating Officer.  Sam Wilensky has been appointed as the acting Chief Operating Officer while a search is mounted for a full-time appointment to the new position, which is expected to be filled by the end of 2007.

Mr. Wilensky has been employed with the Company since 1976, and currently holds the position of Senior Vice President of Franchise Operations, a role he will continue to fulfill along with his new responsibilities.  Additional biographical information regarding Mr. Wilensky is contained in Part I, Item 1. "Business - Executive Officers of the Registrant" of the Company's Annual Report on Form 10-K for the year ending December 28, 2005, and such information is incorporated by reference herein. There are no transactions between Mr. Wilensky or any of his immediate family members and the Company or any of its subsidiaries which would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 99.1 -- Press release issued by Denny's Corporation on October 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: October 17, 2006	/s/ Rhonda J. Parish
Rhonda J. Parish
Executive Vice President,
Chief Legal Officer,
and Secretary